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                                                                     Exhibit 11
                           PAYLESS SHOESOURCE, INC.
                           ------------------------
                     COMPUTATION OF NET EARNINGS PER SHARE
                     -------------------------------------


                                     13 Weeks Ended         26 Weeks Ended
                                  --------------------   --------------------
                                  August 1,  August 2,   August 1,  August 2,
(Thousands, except per share)       1998       1997        1998       1997
                                  ---------  ---------   ---------  ---------
Basic Computation:
------------------

Net earnings                      $ 49,301   $ 45,588    $ 87,059   $ 78,015

Weighted average common
 shares outstanding                 36,495     39,077      36,901     39,487
                                  --------   --------    --------   --------


Basic earnings per share          $   1.35   $   1.17    $   2.36   $   1.98
                                  ========   ========    ========   ========



Diluted Computation:
--------------------

Net earnings                      $ 49,301   $ 45,588    $ 87,059   $ 78,015

Weighted average common
 shares outstanding                 36,495     39,077      36,901     39,487

Net effect of dilutive stock
  options based on the treasury
  stock method                         460        446         462        240
                                  --------   --------    --------   --------
Outstanding shares for diluted
  earnings per share                36,955     39,523      37,363     39,727
                                  ========   ========    ========   ========


Diluted earnings per share        $   1.33   $   1.15    $   2.33   $   1.96
                                  ========   ========    ========   ========



Note: Basic earnings per share is computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share includes the effect of conversions of options.


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